Exhibit 10.9
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE SECOND PRIORITY COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECOND PRIORITY COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 25, 2008, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, MODIFIED OR REPLACED FROM TIME TO TIME (THE “INTERCREDITOR AGREEMENT”), AMONG JPMORGAN CHASE BANK, N.A., AS FIRST PRIORITY REPRESENTATIVE, DEUTSCHE BANK TRUST COMPANY AMERICAS, A NEW YORK BANKING CORPORATION, AS SECOND PRIORITY REPRESENTATIVE AND MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
SECOND PRIORITY SECURITY AGREEMENT
     This SECOND PRIORITY SECURITY AGREEMENT (this “Agreement”) dated as of March 25, 2008 among MoneyGram International, Inc., a Delaware corporation (“Holdco”), MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (the “Company”), MoneyGram Payment Systems, Inc., a Delaware corporation (“Payment Systems”), FSMC, Inc., a Minnesota corporation (“FSMC”), MoneyGram Investments, LLC (formerly CAG, Inc.), a Delaware limited liability company (“Investments”), PropertyBridge, Inc., a Delaware corporation (“PropertyBridge”), MoneyGram of New York LLC, a Delaware limited liability company (“MGI NY”), Holdco, the Company, Payment Systems, FSMC, Investments, PropertyBridge, MGI NY and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A hereto, are sometimes collectively referred to herein as “Grantors” and each, individually, as a “Grantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Collateral Agent for the benefit of the Second Priority Secured Parties (the “Second Priority Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, the Company, the Guarantors listed on the signatures pages thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and Collateral Agent have entered into that certain Indenture dated as of March 25, 2008 (the “Indenture”);
     WHEREAS, pursuant to that certain Second Amended and Restated Note Purchase Agreement dated as of March 24, 2008 by and among Holdco, the Company, GSMP V Onshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Onshore”), GSMP V Offshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Offshore”) and GSMP V Institutional US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Institutional” and together with GSMP Onshore and GSMP Offshore, the “Purchasers”) (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Note Purchase Agreement”), the Purchasers have agreed to purchase Notes issued in accordance with the terms and conditions of the Indenture;

     WHEREAS, each of the Grantors has benefited or will benefit directly and indirectly from the proceeds of the issuance of Notes pursuant to the Indenture, and has granted a Note Guarantee pursuant to the Indenture dated as of the date hereof; and
     WHEREAS, to induce the Purchasers to enter into the Note Purchase Agreement and purchase the Notes, the Grantors have agreed to pledge and grant a continuing security interest in the Collateral (as hereinafter defined) to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used herein without definition and defined in the Indenture are used herein as defined therein. In addition, as used herein:
     “Chattel Paper” means any “chattel paper”, as such term is defined in the UCC.
     “Collateral” shall have the meaning ascribed thereto in Section 3 hereof; provided, however, that notwithstanding anything herein to the contrary, the term “Collateral” shall not include any property of any Grantor constituting Pledged Collateral under the Second Priority Pledge Agreement or any Excluded Assets.
     “Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC.
     “Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an account receivable, any agreement relating to the terms of payment or the terms of performance thereof, in all cases other than Excluded Assets and other than any contract, undertaking or other agreement if the granting of a security interest therein would be prohibited by enforceable anti-assignment provisions of contracts or applicable law (after giving effect to relevant provisions of the UCC).
     “Copyrights” means any copyrights, rights and interests in copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “Documents” means any “documents”, as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC) bills of lading or other receipts evidencing or representing Inventory or Equipment.
     “Equipment” means any “equipment”, as such term is defined in the UCC.

     “Event of Default” means an Event of Default (as defined in the Indenture).
     “Excluded Assets” means any or all of the following with respect to any Grantor:
(a) cash and cash equivalents (other than proceeds of the Collateral);
(b) accounts receivable;
(c) Portfolio Securities;
(d) deposit or securities accounts containing any of the foregoing;
(e) other assets that require perfection exclusively through control agreements under the applicable UCC;
(f) Letter-of-Credit Rights;
(g) leasehold real property;
(h) motor vehicles and other assets subject to certificates of title;
(i) interest in joint ventures and non-Wholly-Owned Subsidiaries which cannot be pledged without the consent of one or more third parties;
(j) tax-exempt bonds;
(k) General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) be prohibited by an enforceable anti-assignment provision of such documents in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other such right shall cease to constitute Excluded Property pursuant to this clause (k) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (k) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other such right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;
(l) property as to which the Second Priority Collateral Agent and the Company reasonably determine (as specified in writing by such Persons) that the costs of obtaining a security interest (or perfecting the same) outweighs the benefit to the Second Priority Secured Parties of the security afforded thereby;

(m) Capital Stock representing more than 65% of the total combined voting power of a Foreign Subsidiary;
(n) obligations the interest on which is wholly exempt from the taxes imposed by subtitle A of the Code; and
(o) direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Property.
     “First Priority Collateral Agent” means JPMorgan Chase Bank, N.A. and its successors or assigns in its capacity as collateral agent for the Secured Parties (as defined in the Credit Agreement).
     “First Priority Obligations Payment Date” shall have the meaning ascribed thereto in the Intercreditor Agreement.
     “General Intangibles” means any “general intangibles”, as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.
     “Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.
     “Instruments” means any “instrument”, as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC) and Chattel Paper, in each case other than Excluded Assets.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 25, 2008, by and among JP Morgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, the Company and the other parties thereto, as amended, restated or otherwise modified from time to time, or replaced in connection with any amendment, restatement, modification, renewal or replacement of Credit Facilities.
     “Inventory” means any “inventory”, as such term is defined in the UCC.
     “Investment Property” means any “investment property”, as such term is defined in the UCC, other than Excluded Assets.
     “Material IP Item” shall have the meaning ascribed thereto in Section 2(i).
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Grantors to the Holders or to the Trustee, the Second Priority Collateral Agent or any

indemnified party arising under the Indenture and the Financing Documents (as defined in the Note Purchase Agreement), including without limitation all obligations of the Guarantors under the Note Guarantees and all joinders and supplements thereto.
     “Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, and those patents and patent applications listed on Schedule IV attached hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “Portfolio Securities” means, collectively, portfolio securities (i) designated as “trading investments” on Holdco’s consolidated financial statements, (ii) designated as “available for sale investments” on Holdco’s consolidated financial statements or (iii) otherwise designated as investments on Holdco’s consolidated financial statements, in each case valued at fair value in accordance with GAAP.
     “Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral other than Excluded Assets.
     “Representative” means any Person acting as agent, representative or trustee on behalf of the Second Priority Collateral Agent from time to time, including, without limitation, the First Priority Collateral Agent acting as agent and bailee on behalf of the Second Priority Collateral Agent.
     “Required Second Priority Secured Parties” means, prior to the date upon which the Indenture has terminated by its terms and all of the Obligations have been paid in full, the Required Holders (as defined in the Indenture).
     “Second Priority Collateral Agent” shall have the meaning ascribed thereto in the Preamble.
     “Second Priority Pledge Agreement” means that certain Second Priority Pledge Agreement dated as of the date hereof among the Second Priority Collateral Agent, Holdco, the Company and certain of its Subsidiaries, as from time to time amended, restated, amended and restated, supplemented or otherwise modified.
     “Second Priority Secured Parties” means, collectively, means, collectively, each Holder, the Trustee, the Second Priority Collateral Agent and all of their successors and assigns.

     “Secured Obligations” means all Obligations.
     “Significant Acquired Subsidiary” means any Subsidiary of Holdco that on the date such Subsidiary is acquired, incorporated or formed (or in respect of a newly incorporated or formed Subsidiary, that acquires assets as part of one or more related transactions immediately thereafter) has total assets that exceed 10% of the consolidated total assets of the Company and its Subsidiaries or has total revenues for the most recent 12 month period, if applicable, on a pro forma basis that exceed 10% of the total consolidated revenues for the most recent 12 month period of the Company and its Subsidiaries.
     “Software” means all “software”, as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.
     “Termination Date” shall have the meaning ascribed thereto in Section 4.10 below.
     “Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Financing Document (as defined in the Note Purchase Agreement) and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.
     Section 2. Representations, Warranties and Covenants of Grantors. Each Grantor represents and warrants to, and covenants with, the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, as follows:
     (a) each Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Grantor acquiring the same) and no Lien other than Permitted Liens exists upon such Collateral;
     (b) such Grantor has the power, authority and legal right to execute this Agreement and to grant a security interest in the Collateral to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties;
     (c) this Agreement has been duly authorized, executed and delivered by such Grantor and constitutes a legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles;
     (d) no consent, approval or authorization of or designation or filing with any Governmental Authority on the part of such Grantor is required in connection with or as a condition to the security interest granted under this Agreement, or the exercise by the Second Priority Collateral Agent of the rights provided for in this Agreement except as may be required in connection with disposition of the Collateral by laws affecting creditors’ rights generally;
     (e) the execution, delivery and performance of this Agreement by such Grantor will not violate any provision of (i) any applicable law, rule, regulation, order, judgment, writ, award or decree binding on such Grantor, (ii) the charter or by-laws or Memorandum or Articles of Association of such Grantor or (iii) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Grantor is a party to which such Grantor or its assets is bound, and will not result in the creation or imposition of any Lien in any of the assets of such Grantor except to the extent otherwise permitted by this Agreement or the Indenture and except with respect to clauses (i) or (iii), to the extent, individually or in the aggregate, that such violation, conflict, breach, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect;
     (f) this Agreement is effective to create in favor of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties a valid security interest in and Lien upon all of the Grantors’ right, title and interest in and to the Collateral, and, upon the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, such security interest will be duly perfected in all the Collateral in which a security interest may be perfected by filing of a UCC financing statement in the appropriate filing office and jurisdiction pursuant to the UCC, and upon delivery of the Instruments to (prior to the First Priority Obligations Payment Date) the First Priority Collateral Agent (acting as bailee for the Second Priority Collateral Agent) or the Second Priority Collateral Agent or its Representative, duly endorsed by the applicable Grantor or accompanied by appropriate undated instruments of transfer duly executed by such Grantor, the security interest in the Instruments will be duly perfected;
     (g) all of the Equipment, Inventory and Goods shall be located on the date hereof at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, as of the date hereof none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. Schedule I discloses each Grantor’s name as of the date hereof as it appears in official filings in the state of its incorporation, formation or organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), each Grantor’s state of incorporation, formation or organization and the chief place of business, chief executive office and the office where each Grantor keeps its books and records. Each Grantor has only one state of incorporation, formation or organization. No Grantor (including any Person acquired by any Grantor) does business or has done business during the one (1) year preceding the date hereof under any trade name or fictitious business name except as disclosed on Schedule II attached hereto;
     (h) the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively, constitute all of the registered or pending Copyrights, Patents and Trademarks owned as of such date by such Grantor which are registered or pending with any Governmental Entity;
     (i) no Copyrights, Patents or Trademark which is material to the business of such Grantor or the invalidity, unenforceability or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material IP Item”) has been adjudged invalid or unenforceable or has been canceled, in whole or in part, or, to such Grantor’s knowledge, is not presently subsisting. Each of such Material IP Items is valid and enforceable. Each Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Material IP Items free and clear of any Liens, other than Permitted Liens. Each Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Material IP Items and such Grantor has no knowledge of any suits or actions commenced or threatened with respect thereto; and
     (j) as of the date hereof, such Grantor does not own any Commercial Tort Claim in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, except for those disclosed on Schedule VI hereto.
Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any State thereof and the District of Columbia, (ii) other action under the laws of any jurisdiction other than the United States of America, any State thereof and the District of Columbia or (iii) that any control agreements be obtained in respect thereof.
     Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, as of the Closing Date each Grantor hereby pledges and grants to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, a Lien on and security interest in and to all of such Grantor’s right, title and interest in the following personal property, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):
     (a) the Instruments of such Grantor, together with all payments thereon or thereunder:
     (b) all Inventory of such Grantor;
     (c) all General Intangibles (including payment intangibles (as defined in the UCC) and Software) of such Grantor;

     (d) all Equipment (including any corporate aircraft) of such Grantor;
     (e) all Documents of such Grantor;
     (f) all Contracts of such Grantor;
     (g) all Goods of such Grantor;
     (h) all Investment Property of such Grantor;
     (i) Commercial Tort Claims of such Grantor; specified on Schedule VI, as from time to time updated; and
     (j) all other tangible and intangible personal property of such Grantor; including, without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor;
provided, however, that “Collateral” shall not include the Excluded Assets.
     Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Grantor hereby agrees with the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, as follows:
     4.1. Delivery and Other Perfection; Maintenance, etc.
     (a) Delivery of Instruments, Documents, Etc. If any Grantor shall at any time hold or acquire (1) any Instrument in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, (2) any Chattel Paper in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate or (3) any negotiable Document in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, such Grantor shall, on the earlier of (A) 30 days after the date written notice thereof has been given to the Grantor by the Second Priority Collateral Agent but only with respect to Instruments, Chattel Paper and negotiable Documents of Significant Acquired Subsidiaries and (B) on or before the later of (i) 30 days following such acquisition or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(i) or (ii) of the Indenture following such acquisition (or such longer period as to which the Second Priority Collateral Agent may agree) or, if an Event of Default has occurred and is continuing, within 30 days following written notice thereof given by the Second Priority Collateral Agent to such Grantor, deliver and pledge to the Second Priority Collateral Agent or its Representative (or prior to the First Priority Obligation Payment

Date to the First Priority Collateral Agent acting as bailee on behalf of the Second Priority Collateral Agent) any and all (to the extent constituting Collateral) Instruments, negotiable Documents and Chattel Paper duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Grantor in such form and substance as the Second Priority Collateral Agent or its Representative may reasonably request; provided, that so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any such Instruments, negotiable Documents and Chattel Paper received by such Grantor in the ordinary course of business, and the Second Priority Collateral Agent or its Representative shall, promptly upon written request and at the expense of such Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Second Priority Collateral Agent or its Representative, against trust receipt or like document).
     (b) Other Documents and Actions. Each Grantor shall (subject to the Intercreditor Agreement), upon written request by the Second Priority Collateral Agent, promptly execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably necessary (in the reasonable judgment of the Second Priority Collateral Agent or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Second Priority Collateral Agent or its Representative to exercise and enforce the rights of the Second Priority Collateral Agent hereunder with respect to such pledge and security interest; provided, that in no event shall any control agreements be required. Notwithstanding the foregoing, each Grantor hereby irrevocably authorizes the Second Priority Collateral Agent at any time and from time to time to file in any filing office in any relevant UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets (other than Excluded Assets) of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Second Priority Collateral Agent promptly upon written request. Each Grantor also ratifies its authorization for the Second Priority Collateral Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. For the avoidance of doubt, it is the obligation of each Grantor to obtain, protect and preserve the perfection of lien on behalf of the Second Priority Collateral Agent and the Second Priority Collateral Agent has no obligation whatsoever to take such acts or make any filings in connection therewith.

     (c) Intellectual Property. If any Grantor shall (i) obtain registered rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become the owner of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Grantor shall, on or before the later of (i) 30 days following such obtainment or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(i) or (ii) of the Indenture following such obtainment, give to the Second Priority Collateral Agent written notice thereof. Each Grantor hereby authorizes the Second Priority Collateral Agent to modify this Agreement (subject to the Intercreditor Agreement) by amending Schedules III, IV and V, as applicable, to include any such registered or pending Copyrights, Patents and Trademarks. Each Grantor shall have the duty (but no Second Priority Secured Party shall have any duty), subject to the exercise of its reasonable business judgment, (i) to prosecute diligently any patent, trademark, or service mark applications material to the business of such Grantor pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks material to the business of such Grantor, as appropriate, (iii) to preserve and maintain all rights in the Material IP Items and (iv) to ensure that the Material IP Items are and remain enforceable; provided, that such Grantor may abandon or otherwise cease to maintain any Copyrights, Patents or Trademarks that, in the ordinary course of business, are reasonably determined by such Grantor not to merit continuing maintenance. Any expenses incurred in connection with any Grantor’s obligations under this Section 4.1(c) shall be borne by the Grantors. No Grantor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other Copyright, Patent or Trademark (in each case which is or would constitute a Material IP Item) without the written consent of the Second Priority Collateral Agent, which consent shall not be unreasonably withheld; provided, that such Grantor may abandon or otherwise cease to maintain any Copyrights, Patents or Trademarks that, in the ordinary course of business, are reasonably determined by such Grantor not to merit continuing maintenance.
     (d) Further Identification of Collateral. Each Grantor will, within 30 days following a written request and as often as reasonably requested by the Second Priority Collateral Agent or its Representative (but no more frequently than twice per year except during the continuance of an Event of Default), furnish to the Second Priority Collateral Agent or such Representative, updated schedules to this Agreement and such other information further identifying and describing the Collateral as the Second Priority Collateral Agent or its Representative may reasonably request, all in reasonable detail.
     (e) Investment Property. If any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall, on the earlier of (A) 30 days after the date written notice thereof has been given to the Grantor by the Second Priority Collateral Agent but only with respect to Certificated Securities representing Capital Stock of Significant Acquired Subsidiaries and (B) on or before the later of (i) 30 days following such acquisition or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(1) or (2) of the Indenture following such acquisition (or such longer period as to which the Second Priority Collateral Agent may agree), or if an Event of Default has occurred and is continuing, within 30 days following written notice thereof given by the Second Priority Collateral Agent to such Grantor, deliver such Certificated Securities to the First Priority Collateral Agent (acting as bailee on behalf of the Second Priority Collateral Agent), accompanied by such undated instruments of transfer or assignment duly executed in blank as the First Priority Collateral Agent may from time to time reasonably specify.
     (f) Commercial Tort Claims. If at any time any Grantor shall hold or acquire any Commercial Tort Claim in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, such Grantor shall, on the earlier of (A) 30 days after the date written notice thereof has been given to the Grantor by the Second Priority Collateral Agent but only with respect to Commercial Tort Claims of Significant Acquired Subsidiaries and (B) on or before the later of (i) 30 days following such acquisition or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(1) or (2) of the Indenture following such acquisition (or such longer period as to which the Second Priority Collateral Agent may agree), or if an Event of Default has occurred and is continuing, within 30 days following written notice thereof given by the Second Priority Collateral Agent to such Grantor, enter into a supplement to this Agreement (subject to the Intercreditor Agreement), granting to the Second Priority Collateral Agent a Lien on and security interest in such Commercial Tort Claim.
     4.2. Other Liens. Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is reasonably necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Second Priority Collateral Agent in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons not holding a Permitted Lien.
     4.3. Preservation of Rights. If an Event of Default has occurred or is continuing, the Second Priority Collateral Agent and its Representative may, but shall not be required to, but only following 5 Business Days’ written notice to any Grantor of its intent to do so, take any steps the Second Priority Collateral Agent or its Representative reasonably deems necessary to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance of Collateral at any time when a Grantor has failed to do so, and any applicable Grantor jointly and severally agrees to promptly pay, or reimburse the Second Priority Collateral Agent within 10 days after demand for, all reasonable expenses incurred in connection therewith.
     4.4. Name Change; Location.
     (a) Without limiting the restrictions on mergers involving the Grantors contained in the Indenture, if any Grantor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, (ii) otherwise change its name, identity or corporate structure or (iii) change the proposed use by such Grantor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto, such Grantor shall on or before the later of (i) 30 days following such change or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(1) or (2) of the Indenture following such change, give the Second Priority Collateral Agent written notice thereof.

     (b) Except for the sale of Inventory in the ordinary course of business and except as not prohibited by the Indenture, each Grantor will keep the Collateral at the locations specified in Schedule I or such other locations as to which notice has been given to the Second Priority Collateral Agent by such Grantor pursuant to this Section and with respect to which such Grantor has taken such action as the Second Priority Collateral Agent shall have reasonably requested to protect and preserve its interests in the Collateral to be located at such location (including using commercially reasonable efforts to secure a landlord waiver at the corporate headquarters of the Company). If any Grantor shall change its chief place of business or form any new location at which Collateral having an aggregate value in excess of $5,000,000 is or is reasonably expected to be located, such Grantor shall, on or before the later of (i) 30 days following such change or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(1) or (2) of the Indenture following such change, give to the Second Priority Collateral Agent written notice thereof.
     4.5. Insurance. All insurance policies required under Section 4.22 of the Indenture shall name the Second Priority Collateral Agent (for the benefit of the Second Priority Secured Parties) as an additional insured or as lender loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Second Priority Collateral Agent.
     4.6. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:
     (a) Each Grantor shall, at the request of the Second Priority Collateral Agent or its Representative, assemble the Collateral and make it available to the Collateral Agent or its Representative at a place or places designated by the Second Priority Collateral Agent or its Representative which are reasonably convenient to the Second Priority Collateral Agent or its Representative, as applicable, and such Grantor;
     (b) the Second Priority Collateral Agent or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
     (c) the Second Priority Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Second Priority Collateral Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);
     (d) the Second Priority Collateral Agent or its Representative in their discretion may, in the name of the Second Priority Collateral Agent or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
     (e) On or after the First Priority Obligations Payment Date, upon the Second Priority Collateral Agent’s receipt of any proceeds from the insurance policies required under Section 4.22 of the Indenture (which insurance policies shall comply with Section 4.5 hereof) and prior to application as set forth in the Indenture (subject to the terms of the Intercreditor Agreement), the Second Priority Collateral Agent shall deposit such proceeds into a segregated deposit account pending such disposition. Such proceeds shall be disbursed by the Second Priority Collateral Agent only at the written direction of the Required Second Priority Secured Parties. The Second Priority Collateral Agent shall invest the amounts held in the deposit account described in this Section 4.6 at the specific written direction of the Required Second Priority Secured Parties;
     (f) the Second Priority Collateral Agent, or its Representative, may take immediate possession and occupancy of any premises owned, used or leased by any Grantor and exercise all other rights and remedies of an assignee which may be available to the Second Priority Collateral Agent; and
     (g) the Second Priority Collateral Agent may, upon ten (10) Business Days’ prior written notice to the Grantors of the time and place (which notice each Grantor hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Second Priority Collateral Agent or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Second Priority Collateral Agent deems appropriate, and for cash or for credit or for future delivery (without any Second Priority Secured Party thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Second Priority Collateral Agent or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Second Priority Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.7 hereof. If such proceeds are insufficient to cover the costs and expenses of such realization and the payment in full of the Second Priority Obligations, the Grantors shall remain liable for any deficiency.

     4.7. Application of Proceeds. Subject to the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Second Priority Collateral Agent under this Agreement, shall be applied in accordance with Section 7.06 of the Indenture.
     4.8. Attorney in Fact. Until the Termination Date, each Grantor hereby irrevocably constitutes and appoints (i) prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date or the Second Priority Enforcement Date, the Second Priority Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the discretion of the Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives (i) prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date or the Second Priority Enforcement Date, the Second Priority Collateral Agent, the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuation of any Event of Default:
     (a) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments, unless constituting Excluded Assets, for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Second Priority Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Second Priority Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
     (b) to pay or discharge charges or Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;
     (c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Second Priority Collateral Agent or as the Second Priority Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
     (d) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting Collateral;

     (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, unless being diligently pursued by the applicable Grantor;
     (f) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, unless being diligently defended by such Grantor;
     (g) after giving notice to the applicable Grantor, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Second Priority Collateral Agent may deem appropriate;
     (h) to the extent that such Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient, to file such financing statements with respect to this Agreement, with or without such Grantor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Second Priority Collateral Agent may deem appropriate, and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require the such Grantor’s signature; and
     (i) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and at such Grantor’s expense, at any time, or from time to time, all acts and things which the Second Priority Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Second Priority Collateral Agent’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Each Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Termination Date.
     Each Grantor also authorizes the Second Priority Collateral Agent, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract constituting Collateral with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts constituting Collateral hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
     4.9. Perfection. Except as provided in the second paragraph of Section 4.11, prior to or concurrently with the execution and delivery of this Agreement, each Grantor shall furnish to the Second Priority Collateral Agent such financing statements, assignments for security, Instruments (accompanied by appropriate undated instruments of transfer duly executed by such Grantor) and other documents as may be necessary or as the Second Priority Collateral Agent or the Representative may reasonably request to perfect the security interests granted by Section 3 of this Agreement.
     4.10. Termination. This Agreement and the Liens granted hereunder shall terminate upon the date of termination of the Indenture, the full and complete performance and indefeasible satisfaction of all the Obligations (other than contingent indemnification obligations) and the termination of all commitments which could give rise to Secured Obligations (the “Termination Date”), whereupon each Grantor shall automatically be released from its obligations hereunder (other than those expressly stated to survive such termination) and the Second Priority Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the written order of the Grantors. The Second Priority Collateral Agent, at the Grantors’ written request and expense, shall also execute and deliver to the Grantors upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the Liens in favor of the Second Priority Collateral Agent created hereby.
     4.11. Further Assurances. At any time and from time to time, upon the written request of the Second Priority Collateral Agent or its Representative, and at the sole expense of Grantors, Grantors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further reasonable actions as the Second Priority Collateral Agent or its Representative may reasonably require in order for the Second Priority Collateral Agent to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Second Priority Collateral Agent, including, without limitation, using the Grantors’ best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Second Priority Collateral Agent of any Collateral held by any Grantor or in which any Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, or transferring Collateral to the Second Priority Collateral Agent’s or its Representative’s possession (if a security interest in such Collateral can be perfected by only possession; provided, that in no event shall any control agreement be required). Each Grantor also hereby authorizes the Second Priority Collateral Agent and its Representative to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. Without limiting the foregoing, each Grantor agrees to promptly upon the request of the Second Priority Collateral Agent execute and deliver to the Second Priority Collateral Agent such supplemental security instruments with respect to Copyrights, Patents and Trademarks as the Second Priority Collateral Agent may from time to time reasonably request.
     Within 30 days after the date hereof (or such longer period as to which the Second Priority Collateral Agent may agree), Grantors shall deliver to the Second Priority Collateral Agent the following, each in form and substance reasonably satisfactory to the Second Priority Collateral Agent:
     (a) an aircraft mortgage and security agreement and an opinion of counsel relating to the Second Priority Collateral Agent’s perfected security interest in Holdco’s corporate aircraft; and

     (b) a fully-executed landlord waiver or similar agreement with respect to the Grantor’s chief executive located at 1550 Utica Avenue South, St. Louis Park, Minnesota.
     4.12. Limitation on Duty of the Second Priority Collateral Agent. The powers conferred on the Second Priority Collateral Agent under this Agreement are solely to protect the Second Priority Collateral Agent’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Second Priority Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Second Priority Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Grantors for any act or failure to act, except for bad faith, gross negligence or willful misconduct. Without limiting the foregoing, the Second Priority Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither any Second Priority Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to protect, preserve or exercise rights against any Person with respect to any Collateral and the Second Priority Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering same to the applicable Grantor.
     Also without limiting the generality of the foregoing, neither any Second Priority Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Second Priority Collateral Agent of a security interest therein or assignment thereof or the receipt by any Second Priority Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall any Second Priority Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Nothing in this Agreement shall be construed to subject the Second Priority Collateral Agent or any Second Priority Secured Party to liability as an owner of any Collateral, nor shall the Second Priority Collateral Agent or any Second Priority Secured Party be deemed to have assumed any obligations under any agreement or instrument included as Collateral, unless and until in each case the Second Priority Collateral Agent enforces its rights hereunder after an Event of Default in such a manner as to actually take ownership of such Collateral pursuant to a foreclosure or similar action.
     4.13. Second Priority Collateral Agent’s Actions. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Second Priority Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Second Priority Collateral Agent, it is understood that in all cases the Second Priority Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Required Second Priority Secured Parties, as it deems appropriate. This provision is intended solely for the benefit of the Second Priority Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
     Section 5. Miscellaneous.
     5.1. No Waiver. No failure on the part of the Second Priority Collateral Agent or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Second Priority Collateral Agent or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
     5.2. Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 14.1 of the Indenture, and if given (i) to the Second Priority Collateral Agent, shall be given to it at Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street, MS 2710, New York, New York 10005, Attn: Deal Manager — Corporates Team, Facsimile No. (732) 578-4635; with a copy to: Deutsche Bank Trust Company America c/o Deutsche Bank National Trust Company, Trust & Securities Services, 25 DeForest Avenue, MS SUM01-0105, Summit, New Jersey 07901, Attn: Deal Manager — Corporates Team, Facsimile No. (732) 578-4635; or as otherwise specified by the Second Priority Collateral Agent in writing, (ii) to a Grantor other than the Company, shall be given to it c/o the Company at the address specified in the Indenture and (iii) to the Company, shall be given to it at its address specified in the Indenture.
     5.3. Amendments, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Second Priority Collateral Agent with (other than in the case of amendments hereof solely for the purpose of adding Collateral as contemplated hereby) the concurrence or at the direction of the Required Second Priority Secured Parties. Any such amendment or waiver shall be binding upon the Second Priority Collateral Agent and each Grantor and their respective successors and assigns.
     5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Second Priority Secured Parties and the respective successors and assigns of each of the foregoing, provided, that no Grantor shall assign or transfer its rights hereunder, except as permitted by this Agreement or the Indenture.

     5.5. Counterparts; Headings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed by manual signature or facsimile or, if approved in writing by the Second Priority Collateral Agent, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
     5.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     5.7. Expenses. Any taxes (including income taxes) and stamp duties payable or ruled payable by any domestic or foreign Governmental Entity in respect of this Agreement shall be paid by the Grantors, together with related interest, penalties, fines and expenses, if any. The Grantors shall reimburse the Second Priority Collateral Agent promptly following demand for any and all reasonable and documented costs and out-of-pocket expenses (limited with respect to legal expenses to the reasonable fees, disbursements and other charges of one counsel to the Second Priority Collateral Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction) relating to this Agreement. For purposes thereof, costs and expenses relating to the collection, preservation or sale of the Collateral shall be deemed to be in connection with the administration of this Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
     5.8. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Second Priority Collateral Agent with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between any Grantor and the Second Priority Collateral Agent relating to the subject matter hereof. This Agreement supplements the other Financing Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to the Second Priority Collateral Agent or the other Secured Parties in any other Financing Document. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Second Priority Pledge Agreement relating to Pledged Collateral, the provisions of the Second Priority Pledge Agreement relating to the Pledged Collateral shall govern.
     5.9. Choice of Law, Submission to Jurisdiction, etc.
     (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
     (b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in this Section. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     5.11. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTORS:

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

FSMC, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM INVESTMENTS, LLC

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Priority Security Agreement]

PROPERTYBRIDGE, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM OF NEW YORK LLC,

By: MONEYGRAM PAYMENT SYSTEMS, INC., its Sole Member

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Priority Security Agreement]

SECOND PRIORITY COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties by Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell

Title:	Vice President

By:	/s/ David Contino

Title:	Vice President

[Signature Page to Second Priority Security Agreement]

EXHIBIT A

Form of Joinder
Joinder to Second Priority Security Agreement
The undersigned,                     , a                                          , as of the                        day of                     , 20      , hereby joins in the execution of that certain Second Priority Security Agreement dated as of March 25, 2008 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Second Priority Security Agreement”) among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., FSMC, Inc., Moneygram Investments, LLC, PropertyBridge, Inc., MoneyGram of New York LLC and each other Person that becomes a Grantor thereunder after the date and pursuant to the terms thereof, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Second Priority Collateral Agent. Capitalized terms used but not defined herein have the meanings given them in the Second Priority Security Agreement. By executing this Joinder, the undersigned hereby agrees that it is a Grantor thereunder and agrees to be bound by all of the terms and provisions of the Second Priority Security Agreement.
The undersigned represents and warrants to the Second Priority Collateral Agent and the other Second Priority Secured Parties that:
(a) all of the Equipment, Inventory and Goods owned by such Grantor is located at the places as specified on Schedule I attached hereto;
(b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;
(c) the chief place of business, chief executive office and the office where such Grantor keeps its books and records are located at the place specified on Schedule I;
(d) such Grantor (including any Person acquired by such Grantor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;
(e) all registered or pending Copyrights, Patents and Trademarks owned by the undersigned are listed in Schedules III, IV and V, respectively; and
(f) all Commercial Tort Claims, in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate of such Grantor are listed in Schedule VI.
                    , a

By:

Name:

Title:

FEIN:

Acknowledged
Deutsche Bank Company Americas, as Second Priority Collateral Agent
by: Deutsche Bank National Trust Company

By:
Name:
Title: